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                                   EXHIBIT 4.2

                          PULASKI BANK, A SAVINGS BANK
                   MANAGEMENT RECOGNITION AND DEVELOPMENT PLAN
       (AS ASSUMED BY PULASKI FINANCIAL CORP. EFFECTIVE DECEMBER 2, 1998)











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                          PULASKI BANK, A SAVINGS BANK
                1994 MANAGEMENT RECOGNITION AND DEVELOPMENT PLAN
       (AS ASSUMED BY PULASKI FINANCIAL CORP. EFFECTIVE DECEMBER 2, 1998)



      1.    PURPOSE; DEFINITIONS.

      The purpose of the Plan is to increase the proprietary and vested interest of the key Employees of the Bank and its Affiliates and Eligible Directors in the growth, development and financial success of the Bank by granting them awards of Restricted Shares.

      Whenever the following terms are used in the Plan, they shall have the meaning specified below unless the context clearly indicated to the contrary.

      "Affiliate" shall mean Pulaski Bancshares,  M.H.C. and any "subsidiary" of
       ---------
the Bank as defined in Section 424(f) of the Code.

      "Award" shall mean an award of Restricted Shares under the Plan.
       -----

      "Bank" shall mean Pulaski Bank, A Savings Bank.
       ----

      "Board" shall mean the Board of Directors of the Bank.
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      "Change in  Control"  shall  have the  meaning  set forth in  Section  5.2
       ------------------
hereof.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.
       ----

      "Designated  Beneficiary"  shall have the meaning set forth in Section 2.2
       -----------------------
hereof.

      "Effective Date" shall have the meaning set forth in Section 6.1 hereof.
       --------------

      "Eligible  Director"  shall mean a director of the Bank who is not also an
       ------------------
Employee.

      "Employee" shall mean any person who is currently  employed by the Bank or
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an Affiliate, including officers and officers who are members of the Board.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
       ------------

      "Participant"  shall  mean a  Director  or  Employee  to whom an  award of
       -----------
Restricted Shares is granted pursuant to the Plan.

      "Plan"  shall mean this  Pulaski  Bank, A Savings  Bank,  1994  Management
       ----
Recognition and Development Plan, as hereinafter amended from time to time.

      "Restricted  Shares"  shall mean  Shares  which are awarded to an Eligible
       ------------------
Director or Employee that are subject to the transfer and forfeitability restrictions described in Section 4.2.

      "Share" shall mean a share of the Bank's common stock, par value $1.00 per
       -----
share.






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      2.    ADMINISTRATION.

      2.1   Administration
            --------------

      The Plan shall be administered by the Board, which shall have the power to interpret the Plan and to adopt such rules for the administration, interpretation and application of the Plan as are consistent with its terms and provisions and to interpret, amend or revoke any such rules; provided, however, that except as provided in paragraph 3.2 hereof, with respect to an Award to an Eligible Director, the Board shall have no discretion with respect to the selection of directors to receive Restricted Shares under the Plan, the number of Restricted Shares to be awarded, the consideration to be paid in respect of Restricted Shares, the timing of such awards, or the restrictions imposed thereon. All actions taken and all interpretations and determinations made by the Board shall be binding upon all persons, including the Bank, stockholders, directors, Participants and Designated Beneficiaries. The Secretary of the Bank shall be authorized to implement the Plan in accordance with its terms, and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the awards hereunder, and all members of the Board shall be fully protected by the Bank in respect to any such action, determination or interpretation.

      2.2   Designated Beneficiaries
            ------------------------

      If a Participant dies prior to receiving any payment due under the Plan, such payment shall be made to his Designated Beneficiary. A Participant's Designated Beneficiary shall be the beneficiary specifically designated by a Participant in writing to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's surviving spouse or, if none, his estate.

      3.    SHARES SUBJECT TO THE PLAN.

      3.1   Shares Subject to the Plan
            --------------------------

      The maximum number of Shares that may be the subject of Awards under this Plan shall be 24,000. The Bank shall reserve such number of Shares for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Bank's treasury, or partly out of each. In the event that a trust is established in connection with the Plan pursuant to Section 6.4, the Bank may authorize the trustees of the trust to purchase Shares in the open market and such shares shall be included in the number of shares that may be the subject of Awards. In the event that Restricted Shares are forfeited for any reason, such Shares shall thereafter again be available for award pursuant to the Plan.

      3.2   Changes in the Bank's Shares
            ----------------------------

      In the event that the Board shall determine that any recapitalization, reorganization, merger, consolidation, stock split, spin-off, combination, or exchange of Shares, or other similar corporate event affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended under this Plan, the Board shall, in its sole discretion, and in such manner as it may deem equitable, adjust any or all of the number and kind of Shares which thereafter may be awarded under the Plan, or the number and kind of Shares subject to outstanding awards; provided, however, that the number of Shares subject to any award shall always be a whole number.



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      4.    RESTRICTED SHARES

      4.1   Eligibility; Awards Under the Plan
            ----------------------------------

      (a) Employees. Employees (including officers and employee directors of the
          ---------
Bank) shall be eligible to participate in the Plan upon designation by the Board. To the extent that Shares are available for grant under the Plan, the Board may determine which of the Employees shall be granted an Award and the number of Restricted Shares covered by each Award. In selecting those Employees to whom Awards will be granted and the number of Shares covered by such Awards, the Board shall consider the position and responsibilities of the eligible Employees, the length and value of their services to the Bank and its Affiliates, the compensation paid to the Employees and any other factors the Board may deem relevant, and the Committee may request the written recommendation of the Chief Executive Officer and other senior executive officers of the Bank and its Affiliates. No Employee shall be granted Award(s) in excess of 6,000 Restricted Shares, in the aggregate, during the term of the Plan.

      (b) Eligible  Directors.  Eligible  Directors shall be eligible to receive
          -------------------
Awards only as provided in this Section 4.1(b). Upon the Effective Date, each Eligible Director who has served on the Board for five (5) or more years shall receive an Award of 1,200 Restricted Shares and each Eligible Director with less than five (5) years of service on the Board shall receive 600 Restricted Shares.

      (c) Fractions of Shares. Whenever under the terms of the Plan a fractional
          -------------------
share would be required to be issued, the fractional share shall be rounded up to the next full share.

      4.2   Terms of Awards
            ---------------

      The Restricted Shares awarded hereunder shall be awarded only pursuant to a written agreement, which shall be executed by the Participant and a duly authorized officer of the Bank and which shall contain the following terms and conditions:

      (a) Acceptance of Award. An award of Restricted Shares must be accepted by
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the Participant  within a period of sixty (60) days (or such other period as the
Board may specify at grant) after the award date by the execution of a Restricted Share award agreement in the form provided by the Bank.

      (b)  Restrictions  and  Conditions.  The  Restricted  Shares  awarded to a
           -----------------------------
Participant pursuant to this Section 4 shall be subject to the following restrictions and conditions:

            (i) A Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan prior to the date on which such shares vest in accordance with clause, (iii), except in accordance with the laws of descent and distribution.

            (ii) Except as provided in clause (i) and this clause (ii), the Participant shall have, with respect to the Restricted Shares, all of the rights of a stockholder of the Bank, including the right to vote the Shares and to receive any cash dividends declared on them. Stock dividends, if any, issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply with respect to the Restricted Shares with respect to which such dividends are paid.

            (iii) Subject to the applicable provisions of the Restricted Share award agreement and this Section, a Participant's interest in Shares shall immediately become fully vested and nonforfeitable, and the restrictions set forth in this Section 4.2 shall lapse (x) ratably over a five (5) year period whereby twenty (20) percent of the Award shall vest on each of the first through the fifth anniversaries of the date of grant, (y) upon the Participant's death or total disability, or (z) upon the effective date of a Change in Control. All determinations as to whether a Participant has become totally disabled shall be made by a majority of the Board (or, in the case of an

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Eligible  Director,  a majority of the remaining  members of the Board) upon the basis of such evidence as its deems necessary or desirable, and shall be final and binding on all interested persons.

      4.3   Stock Certificates
            ------------------

      A stock certificate registered in the name of each Participant receiving a Restricted Share award (or in the name of a trustee for the benefit of each Participant) shall be issued in respect of such shares. Such certificate shall bear whatever appropriate legend referring to the terms, conditions, and restrictions applicable to such award as the Board shall determine. The Board may, in its sole discretion, require that the stock certificates evidencing Restricted Shares be held in custody by the Bank (or in trust by a trustee) until the restrictions thereon shall have lapsed.

      5.    CHANGE IN CONTROL PROVISIONS.

      5.1   Impact of Event
            ---------------

      Upon a Change in Control, the transferability and forfeiture restrictions placed on any Restricted Shares by Section 4.2 shall lapse upon the Change in Control and such Shares shall be deemed fully vested and owned by the Participant as of such date.

      5.2   Definition of Change in Control
            -------------------------------

      For purposes of this Plan, a "Change in Control" shall be deemed to occur if and when (i) an offeror other than the Bank purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of
1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Bank representing twenty (20) percent or more of the combined voting power of the Bank's then outstanding securities, (iii) the membership of the Board changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (iv) shareholders of the Bank approve a merger, consolidation, sale or disposition of all or substantially all of the Bank's assets, or a plan of partial or complete liquidation. Notwithstanding the foregoing, a "Change in Control" shall not include a standard conversion of the Bank from the mutual holding company form of organization to a subsidiary of a capital stock savings and loan holding company under applicable Office of Thrift Supervision regulations.

6.    MISCELLANEOUS.

      6.1   Shareholder Approval; Effective Date.
            ------------------------------------

      The Plan shall become effective only upon approval by a majority of the Bank's stockholders (determined without regard to Shares held by Pulaski Bancshares, M.H.C.) of stockholders of the Bank at a meeting held within twelve
(12) months of the adoption of the Plan by the Board and shall continue in effect until the tenth anniversary of the Effective Date.

      6.2   Amendment, Suspension or Termination of the Plan
            ------------------------------------------------

      The Plan may be wholly or partially amended or otherwise modified, suspends or terminated at any time or from time to time by the Board; provided, however, that amendments to the Plan shall not be effective unless approved by the affirmative vote of the stockholders of the Bank owning a majority of the outstanding shares of the Bank at a meeting of stockholders of the Bank held within twelve (12) months of the date of adoption of such amendment, where such amendment will:


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      (a)   increase the total number of Shares reserved for the purposes of the
Plan;

      (b) change in any respect the class of persons who are eligible to be Participants;

      (c)   extend the maximum period for granting awards as provided herein; or

      (d) otherwise materially increase the benefits accruing to Participants under the Plan.

      Notwithstanding the foregoing, Section 4.1(b) may not be amended more than once in any six-month period other than to conform with changes in the Code or the Employee Retirement Security Act of 1974, as amended.

      From and after the Effective Date, neither the amendment, suspension nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any award theretofore granted. No awards may be granted during any period of suspension nor after termination or expiration of the Plan.

      6.3   Regulations and Other Approvals
            -------------------------------

      (a) The obligation of the Bank to deliver Shares with respect to any award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

      (b) The Board may make such changes as may be necessary or appropriate to comply with the rules or requirements of any governmental authority.

      (c) Each award of Shares is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any United States, state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, issuance of Shares, no Shares shall be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

      (d) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933 or regulations thereunder, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Bank in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution. The certificate for any Shares acquired pursuant to the Plan shall include any legend that the Board deems appropriate to reflect any restrictions on transfer.

      6.4   Trust Arrangement
            -----------------

            All benefits under the Plan represent an unsecured promise to pay by the Bank. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Bank resulting in the Participants having no greater rights that the Bank's general creditors; provided, however, that nothing herein shall prevent or prohibit the Bank from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.



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      6.5   Governing Law
            -------------

            The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Missouri without giving effect to the choice of law principles thereof.

      6.6   Titles; Construction
            --------------------

            Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.




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